BY-LAWS

                           OF SUN ASSET HOLDINGS, INC.


                                   ARTICLE I.

                            Meetings of Shareholders

         1.  Shareholders'   Meetings  shall  be  held  in  the  office  of  the
corporation, at Kissimmee, Florida, or at such other place or places as the Directors shall, from time to time, determine.

         2. The annual meeting of the shareholders of this corporation shall be held at 11:00 a.m., on the 17`h day of January of each year beginning in 2004, at which time there shall be elected by the shareholders of the corporation a Board of Directors for the ensuing year, and the shareholders shall transact such other business as shall properly come before them. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

         3. A notice signed by any Officer of the corporation or by any person designated by the Board of Directors, which sets forth the place of the annual meeting, shall be personally delivered to each of the shareholders of record, or mailed postage prepaid, at the address as appears on the stock book of the corporation, or if no such address appears in the stock book of the corporation, to his/her/its last known address, at least ten (10) days prior to the annual meeting.

         Whenever any notice whatever is required to be given under any article of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time of the meeting of the shareholders, shall be deemed equivalent to proper notice.

         4. A majority of the shares issued and outstanding, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders.

         5. If a quorum is not present at the annual meeting, the shareholders present, in person or by proxy, may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each shareholder of record at least ten (10) days before such date to which the meeting was adjourned; but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

         6. Special meetings of the shareholders may be called at anytime by the President; by all of the Directors provided there are no more than three, or if more than three, by any three Directors; or by the holder of a majority share of the capital stock of the corporation.
The Secretary shall send a notice of such called meeting to each shareholder of record at least ten (10) days before such meeting, and such notice shall state the time and place of the meeting, and the object thereof. No business shall be transacted at a special meeting except as stated in the notice to the shareholders, unless by unanimous consent of all shareholders present, either in person or by proxy.

         7. Each shareholder shall be entitled to one vote for each share of stock in his/her/its own name on the books of the corporation, whether represented in person or by proxy.

         8. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his/her/its duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

         9. The following order of business shall be observed at all meetings of the shareholders so far as is practicable:

         a.       Call the roll;
         b. Reading, correcting, and approving of the minutes of the previous meeting;
         c.       Reports of Officers;
         d.       Reports of Committees;
         e.       Election of Directors;
         f.       Unfinished business; and
         g.       New business.

         10. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         11. Closing of Transfer Books or Fixing of the Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting on the date on which the resolution of the Board of Directors declaring such dividend, as the case may be, and this date shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         12. Voting of Shares. Subject to the provisions, each outstanding share eligible to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders. Upon demand of any stockholder, the vote for directors or upon any question before the Meeting shall be by ballot. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a minimum of the holders of shares entitling them to exercise a majority of the voting power of the Company.

         13. Voting of Shares by Certain Shareholders. Shares outstanding in the name of another corporation may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation shall determine.

         Shares held by an administrator, executor, guardian, or server may be voted by him/her/it, either in person or by proxy, without transfer of shares into his/her/its name. Shares outstanding in the name of a trustee may be voted by him/her/it, either in person or by proxy, but no trustee shall be entitled to vote shares held by him/her/it without a transfer of such shares into the name of the trustee.

         14. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a minimum of the holders of shares entitling them to exercise a majority of the voting power of the Company.

         15. Non-cumulative Voting. Unless otherwise provided by law, at each election of Directors, every shareholder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he/she/it has a right to vote.


                                   ARTICLE II

                                      Stock

         1. Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the President and Secretary of the corporation.

         2. All certificates shall be consecutively numbered; the name of the person or entity owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the company's books.

         3. All certificates of stock transferred by endorsement thereon shall be surrendered by cancellation and new certificates issued to the purchaser or assignee.

         4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

         5. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

         6. Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any share of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Florida Statutes. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         7. The corporation may issue a new certificate of stock in place of any certificate thereto(euro)ore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his/her/its legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.


                                   ARTICLE III

                                    Directors

         1. A Board of Directors, consisting of at least two (2) persons shall be chosen annually by the shareholders at their meeting to manage the affairs of the corporation. The Directors' term of office shall be one (1) year, and Directors may be re-elected for successive annual terms.

         2. Vacancies on the Board of Directors by reason of death, resignation or other causes shall be filled by the remaining Director or Directors choosing a Director or Directors to fill the unexpired term.

         3. Regular meetings of the Board of Directors shall be held at 1:00 p.m., on the 17' day of January of each year beginning in 2004 at the office of the corporation at Kissimmee, Florida, or at such other time or place as the Board of Directors shall by resolution appoint; special meetings may be called by the President or any Director giving ten (10) days notice to each Director. Special meetings may also be called by execution of the appropriate waiver of notice and called when executed by a majority of the Directors of the company. A majority of the Directors shall constitute a quorum.

         4. The Directors shall have the general management and control of the business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation, under the statutes, the Articles of Incorporation, and the By-Laws. Such management will be by equal vote of each member of the Board of Directors with each Board member having an equal vote.
           5. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

         6. A resolution, in writing, signed by all or a majority of the members of the Board of Directors, shall constitute action by the Board of Directors to effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting; and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the corporation under its proper date.

         7. Any or all of the Directors may be removed for cause by vote of the shareholders or by action of the Board. Directors may be removed without cause only by vote of the shareholders.

         8. A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

         9. A Director of the corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

           10. Use of Common and Preferred Stock Without Shareholder Approval. The Board of Directors may, by resolution or resolutions, use authorized but unissued shares of Common Stock and Preferred Stock without shareholder approval in order to acquire businesses, to obtain additional financing or for other corporate purposes. Purchases of Convertible Preferred Stock shall be treated in all respects as equivalent to purchases of Common Stock, such that, upon acquisition, the requisite holding period for Rule 144 purposes shall begin when the Convertible Preferred Stock is acquired, and not when it is converted from Preferred to Common Stock. Accordingly, if Preferred Stock has been held for longer than two years and the holder is not an affiliate, it shall be eligible for the safe harbor afforded by Rule 144 immediately upon conversion from Preferred to Common, as tacking shall be explicitly permitted between the Preferred Stock Certificate and its equivalent Common Stock Certificate (or Certificates).

           11. Compensation. By resolution of the Board of Directors, each Director may be reimbursed for expenses of attending any meeting and may be paid a stated salary as a Director, or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefrom.

           12. Special Powers. The Board of Directors shall have the right to re-incorporate the corporation, to declare splits or reverse splits of the stock of the corporation, increase or decrease the number of Common and/or Preferred shares authorized to be issued and outstanding, or otherwise act on matters concerning the corporate status and capital structure of the corporation, without shareholder approval.

         13. Preferred Stock. The Board of Directors shall be authorized, without action by the stockholders to issue such Preferred Stock, from time to time, in one or more series, and each series shall be known and designated by such designations as may be stated and expressed in a resolution or resolutions adopted by the Board of Directors of the corporation and as shall have been set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Florida in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issue of Preferred Stock of such series together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of such series. All shares of any one series of such Preferred Stock shall be alike in every particular except that shares issued at different times may accumulate dividends from different dates. The Board of Directors shall have the power and authority to state and determine in the resolution or resolutions providing for the issue of each series of Preferred Stock the number of shares of each such series authorized to be issued, the voting powers (if any) and the designations, preferences and relative, participating, optional or other rights appertaining to each such series, and the qualifications, limitations or restrictions thereof (including, but not by way of limitation) the full power and authority to determine as to the Preferred Stock of each such series, the rate or rates of dividends payable thereon, the times of payment of such dividends, the prices and manner upon which the same may be redeemed, the amount or amounts payable thereon in the event of liquidation, dissolution or winding up of the corporation or in the event of any merger or consolidation of or sale of assets by the corporation, the rights (if any) to convert the same into, and/or to purchase, stock of any other class or series, the terms of any sinking fund or redemption or purchase account (if any) to be provided for shares of such series of the Preferred Stock, restrictions on ownership and transfer to preserve tax benefits, and the voting powers (if any) of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

    In accord with the Florida Statutes, the Board of Directors is expressly vested with authority to decrease the number of shares of any series of Preferred Stock (but not below the number outstanding) by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and may assign such unissued shares to an existing or newly created series. Conversely, and in accord with the Florida Statutes, the Board of Directors is expressly vested with authority from time to time to increase the number of shares of any series of Preferred Stock.

                                   ARTICLE IV

                                    Officers

         1. The Officers of this corporation shall consist of. a President, one or more Vice Presidents, Secretary, Treasurer, and such other officers as shall, from time to time, be elected or appointed by the Board of Directors.

         2. The PRESIDENT shall preside at all meetings of the Directors and the shareholders and shall have general charge and control over the affairs of the corporation subject to the Board of Directors. He/She shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and shall perform all such other duties as are incident to his/her office or are required by him/her by the Board of Directors.

         3. The VICE PRESIDENT shall exercise the function of the President during the absence or disability of the President and shall have such powers and such duties as may be assigned to him/her, from time to time, by the Board of Directors.

         4. The SECRETARY shall issue notices for all meetings as required by the By-Laws, shall keep a record of the minutes of the proceedings of the meetings of the shareholders and Directors, shall have charge of the corporate books, and shall make such reports and perform such other duties as are incident to his/her office, or properly required of him/her by the Board of Directors. He/She shall be responsible that the corporation supplies to the Florida Resident Agent in Florida, any and all amendments to the corporation's Articles of Incorporation and any and all amendments or changes to the By-Laws of the corporation.

         5. The TREASURER shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He/She shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, making proper vouchers for such disbursements and shall render to the Board of Directors, from time to time, as may be required of him/her, an account of all his/her transactions as Treasurer and of the financial condition of the corporation. He/She shall perform all duties incident to his/her office or which are properly required of him/her by the Board of Directors.

         6. The RESIDENT AGENT shall be in charge of the corporation's registered office in the State of Florida, upon whom process against the corporation may be served and shall perform all duties required of him/her/it by statute.

         7. The salaries of all Officers shall be fixed by the Board of Directors and may be changed, from time to time, by a majority vote of the Board.

         8. Each of such Officers shall serve for a term of one (1) year or until their successors are chosen and qualified. Officers may be re-elected or appointed for successive annual terms.

         9. The Board of Directors may appoint such other Officers and Agents, as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined, from time to time, by the Board of Directors.

           10. Any Officer or Agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

           11. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.


                                    ARTICLE V

                    Indemnification of Officers and Directors

         The corporation shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the corporation's request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

         In addition to the limitation on personal liability of Directors provided herein, the corporation shall, to the fullest extent permitted by the Laws of Florida: (i) indemnify its Officers and Directors; and (ii) advance expenses incurred by such Officers or Directors in relation to any action, suit or proceeding. Any repeal or modification of this Article V by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability or right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.


                                   ARTICLE VI

                                    Dividends

         The Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                   ARTICLE VII

                                Waiver of Notice

         Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                  ARTICLE VIII

                                   Amendments

           1. Any of these By-Laws may be amended by a majority vote of the shareholders at any annual meeting or at any special meeting called for that purpose.

         2. The Board of Directors may amend the By-Laws or adopt additional By-Laws, but shall not alter or repeal any By-Laws adopted by the shareholders of the company.


                         CERTIFIED TO BE THE BY-LAWS OF:

                            SUN ASSET HOLDINGS, INC.


                       BY: /s/ William E.K. Hathaway, II,
                       ----------------------------------
                           William E.K. Hathaway, II,